Exhibit (c)(2)(viii)

ISSUE 28-1
PREPARED FOR US1 INDUSTRIES, INC.
FAIRNESS OPINION OF US1 INDUSTRIES, INC.
MARKET TRANSACTIONS

Deal	Sale Date	Seller	Seller's Description	Exclusions

1	11-Jul-97	Carolina Pacific Distributors Inc.	Shipping / Trucking Services From Coast to Coast

2	31-Jan-95	Choctaw Brokerage Inc. and Choctaw Express	Truckload Motor Carrier Providing Transportation Services

	25-Jan-05	Circle D Transport Inc.	Provides Transportation Services to the Oilfield Industry	Trucking company specializing in the oil/gas industry

	4-Jun-08	Badger Transport, Inc.	Transportation of Wind Energy Components	Company description doesn't appear to be in line with the subject company's core business.

	15-Aug-97	Capital Warehouse Inc.	Truckload Carrier / Warehouse	Trucking company specializing in the oil/gas industry

	9-Dec-98	Pilot Transport, Inc.	Provides Transportation of Automobiles	Trucking company specializing in the oil/gas industry

	14-Apr-99	Mid-Cal Express, Inc.	Truckload Carrier that Transports a Range of Commodities	Negative EBITDA

3	19-Jul-99	R & M Enterprises and Williams Truck	Trucking Company

4	12-Oct-06	Volunteer Trucking, Inc.	OTR and LTL Trucking

	11-Jan-99	MPG Transco Ltd.	Provides Transportation of Automobiles	Trucking company specializing in the oil/gas industry

	26-Jul-99	RailLink, Ltd.	Provides Freight Transportation Services	Company description doesn't appear to be in line with the subject company's core business.

	8-Aug-08	NA	Oilfield Trucking	Trucking company specializing in the oil/gas industry

	3-Feb-98	NA	Solid Waste Transportation	Company description doesn't appear to be in line with the subject company's core business.

	28-Feb-98	Petro-Chemical Transport, Inc.	Transportation, Petroleum Products	Trucking company specializing in the oil/gas industry

	13-Jan-00	Conex Global Logistics Services, Inc.	Interrelated Freight Services to Include Trucking and Rail	Company description doesn't appear to be in line with the subject company's core business.

	5-Mar-02	Stony's Trucking Company	Local and Long-Distance Hauling of Various Products	Negative EBITDA

	1-Jan-05	Formula Transport Ltd.	Provides Oilfield Trucking and Related Services to the Oil and Gas Industry	Trucking company specializing in the oil/gas industry

	29-Apr-05	H.L. Powell Ltd.	Provides Oilfield Trucking and Related Services to the Oil and Gas Industry	Trucking company specializing in the oil/gas industry

	1-Mar-07	NA	Bulk Crude Oil Transportation	Trucking company specializing in the oil/gas industry

	29-Jan-98	Victory Express Inc.	Truckload Carrier	Company description doesn't appear to be in line with the subject company's core business.

	1-Nov-99	CARCO Carrier Corporation	Irregular Route, Common and Contract Motor Carrier	Company description doesn't appear to be in line with the subject company's core business.

5	7-Apr-04	NA	Trucking

6	1-Jul-98	North Star Transportation, Inc.	Transportation; General Commodities

	29-Apr-05	Swanberg Bros. Trucking Ltd.	Provides Oilfield Trucking and Related Services to the Oil and Gas Industry	Trucking company specializing in the oil/gas industry

7	14-Sep-06	Star Transportation, Inc.	Short-to-Medium Haul Dry Van Regional Truckload Carrier

8	28-Aug-98	PST Vans, Inc.	Trucking Services (see notes)

	17-Aug-06	CD&L, Inc.	Full-Service Provider of Delivery Services	Company description doesn't appear to be in line with the subject company's core business.

9	23-Aug-07	Contract Freighters, Inc.	Truckload Carrier

10	30-Nov-01	Arnold Industries, Inc.	Provides Trucking and Warehousing Services

11	24-May-05	USF Corporation	Regional and Inter-Regional Delivery and Transportation